Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607

October 15, 2018

Board of Directors
CorMedix Inc.
400 Connell Drive, Suite 5000
Berkeley Heights, NJ 07922

Ladies and Gentlemen:

We have acted as counsel to CorMedix Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Act”), to register 14,990,585 shares of the Company’s common stock, $0.001 par value per share, underlying warrants to purchase the Company’s common stock (the “Warrants”) held by the selling stockholders (the “Shares”). The Shares may be issued to and sold by selling stockholders as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein filed pursuant to the rules and regulations promulgated under the Act.

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus included therein, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, each as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been issued and sold as described in the Registration Statement and in compliance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporation Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any amendments thereto and reference to our firm under the heading “Legal Matters” in the prospectus included therein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP